UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 19, 2025
USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)
Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, at the Annual Meeting the shareholders of USANA Health Sciences, Inc. (the “Company”) voted to approve the USANA Health Sciences, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), which had previously been approved by the Board of Directors of the Company (the “Board”) on March 27, 2025, subject to approval by the Company’s shareholders. A description of the material terms of the 2025 Equity Incentive Plan is included in the Proxy Statement under the section titled “Proposal 2: Approval of the USANA Health Sciences, Inc. 2025 Equity Incentive Plan,” and is incorporated herein by reference. As further described in the Proxy Statement, the 2025 Equity Incentive Plan was adopted in anticipation of the expiration of the Company’s 2015 Equity Incentive Award Plan. No further awards will be granted under the 2015 Plan. An aggregate of 2.5 million shares of the Company’s common stock have been reserved for issuance under the 2025 Equity Incentive Plan.

The foregoing description, and the description of the material terms contained in the Proxy Statement, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2025 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Copies of the forms of award agreement, which will be used in connection with awards of performance share units, awards of stock appreciation rights and awards of restricted stock units made under the 2025 Equity Incentive Plan, are attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 19, 2025. A total of 17,387,949 shares (approximately 92%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting. The following matters were submitted and voted upon at the Annual Meeting:

1.USANA shareholders voted to elect eight individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes
Kevin G. Guest	16,073,286	289,544	-	1,025,119
Xia Ding	15,672,067	390,763	-	1,025,119
John T. Fleming	15,934,541	428,289	-	1,025,119
Gilbert A. Fuller	15,684,410	678,420	-	1,025,119
J. Scott Nixon, CPA	15,933,292	429,538		1,025,119
Peggie J. Pelosi	15,930,541	432,289	-	1,025,119
Frederic Winssinger	15,877,232	485,598	-	1,025,119
Timothy E. Wood, Ph.D.	15,946,527	416,303	-	1,025,119

2.USANA shareholders voted to approve the 2025 Equity Incentive Plan as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
11,760,276	4,559,134	43,420	1,025,119

3.USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2025 as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
17,312,686	73,759	1,504	-

4.USANA shareholders voted to approve, on an advisory basis, executive compensation as set forth below:

Number of Shares For	Number of Shares Against	Number of Shares Abstaining	Broker Non-Votes
15,765,267	593,966	3,597	1,025,119

Item 8.01    Exhibits.

Exhibit Number	Exhibit Description
10.1	USANA Health Sciences, Inc. 2025 Equity Incentive Plan.
10.2	Form of Performance Share Unit Agreement under the USANA Health Sciences, Inc. 2025 Equity Incentive Plan
10.3	Form of Stock Appreciation Right Agreement under the USANA Health Sciences, Inc. 2025 Equity Incentive Plan
10.4	Form of Restricted Stock Unit Agreement under the USANA Health Sciences, Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: May 19, 2025